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                             SUBSCRIPTION AGREEMENT

                                 BY AND BETWEEN

                            EMW ENERGY SERVICES CORP.

                                       AND

                              AMERICA ONLINE, INC.

                                 January 6, 2000




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                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of January 6, 2000, by and between America Online, Inc., a Delaware corporation ("AOL"), EMW Energy Services Corp., a Delaware corporation (the "Company"), and, solely for purposes of the representations in Section 3.2 and the agreements set forth in Sections 5.3, 5.4 and 5.8 hereof, Enron Energy Services, LLC, a Delaware limited liability company ("EES").

         WHEREAS, AOL and the Company have entered into that certain Interactive Marketing Agreement dated of even date herewith (the "IMA"), which provides that as part of the consideration to be paid by the Company for AOL's provision of services thereunder, the Company will issue to AOL certain shares of its voting common stock (the "Common Stock") or non-voting Common Stock on the terms set forth herein; and

         WHEREAS, AOL and the Company wish to set forth the terms on which such Common Stock will be issued to AOL in exchange for services performed under the IMA;

         NOW, THEREFORE, for and in consideration of the foregoing premises, mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I

                                  SUBSCRIPTION

                  1.1      SUBSCRIPTION BY AOL.

                  (a) Upon the terms and subject to the conditions hereof and in the IMA, AOL hereby subscribes for and agrees to accept from the Company, and the Company agrees to issue and deliver to AOL, that number of shares of Common Stock of the Company that is equal to the number obtained by applying the following formula:

                   (.025 / (1 - .025)) X Fully Diluted Shares

(such number hereafter referred to as the "Subscribed Shares"). "Fully Diluted Shares" shall mean the aggregate of (a) all outstanding shares of capital stock of the Company plus all shares of capital stock of the Company issuable pursuant to all outstanding securities, rights, options (whether vested or unvested, and including shares of capital stock reserved for grant or issuance to officers, directors, employees and consultants under all agreements, plans or arrangements), warrants, calls, commitments and other arrangements to acquire, at any time or under any circumstance, capital

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stock of the Company (other than the Subscribed Shares), assuming the vesting, exercise, conversion, exchange and issuance of all of the foregoing into Common Stock, together with (b) all shares of capital stock of the Company issuable pursuant to all agreements, understandings and instruments of any nature or character (whether characterized as debt, equity or otherwise) that are, directly or indirectly exercisable or exchangeable for or convertible or exchangeable into, or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any capital stock of the Company, assuming the vesting, exercise, conversion, exchange and issuance of all of such rights into Common Stock. The number of Fully Diluted Shares shall be measured for purposes of this Section 1.1, and the foregoing formula shall be applied, immediately following the closing of the transaction (or, if a series of transactions, the closing of the last transaction in the series) that constitutes the Private Placement (as defined in the IMA) of capital stock of the Company.

                  (b) At or prior to the date hereof, the Company has delivered to AOL a certificate signed by an officer certifying on behalf of the Company (i) the number of Fully Diluted Shares, (ii) the number of Subscribed Shares, (iii) the number of such Subscribed Shares to be included in each Vesting Increment (as defined in Section 1.2), and (iv) that the copies of the Company's certificate of incorporation and bylaws attached thereto are true and correct, and that the copies of the resolutions attached thereto were duly and validly adopted by the Company's Board of Directors, evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Attached hereto as EXHIBIT A is a true and correct copy of the executed Stockholders Agreement among the Company and the third party investors who invested cash in the Company in the Private Placement (the "Investors").

                  (c) Within 15 days after the date upon which the first Vesting Increment is earned (the "First Closing") and within 15 days after the date upon which each subsequent Vesting Increment is earned (as applicable, a "Subsequent Closing"), the Company shall deliver to the AOL a certificate evidencing the number of Subscribed Shares purchased by AOL pursuant to Article I of this Agreement, such certificate to be in definitive form and registered in the name of AOL and bearing the legends set forth in Section 5.7.

                  1.2 VESTING INCREMENTS. Within fifteen (15) days after the Company obtains each of the 100,000th, 200,000th, 300,000th, 400,000th, 500,000th, 600,000th, 700,000th, 800,000th, 900,000th and 1,000,000th AOL
Purchasers (as defined in and determined in accordance with the IMA), Enron shall issue to AOL one-tenth (1/10) of the Subscribed Shares (each a "Vesting Increment"). In no event will AOL be entitled to receive a number of shares of Common Stock pursuant to this Agreement equal to more than the number of Subscribed Shares (as such number may be adjusted in accordance with Sections
1.1 and Article 4 hereof). If the IMA is terminated in accordance with its terms, then the Company shall have no further obligation to issue shares pursuant to the foregoing.

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                  1.3      TERMS OF COMMON STOCK. In the event that there shall
exist more than one series or class of Common Stock of the Company, the Company shall issue to AOL shares in the class or series having the most favorable voting, dividend, liquidation and other rights and preferences of any class or series of Common Stock. Notwithstanding the foregoing, until the consummation of an Initial Public Offering (as defined in Section 5.2), if, at the First Closing or any Subsequent Closing, the aggregate number of all shares of voting Common Stock ("Voting Common Stock") issued to AOL pursuant to this Agreement and then held by AOL would, immediately following such issuance, equal or exceed 10% of the then-issued and outstanding shares of Voting Common Stock of the Company, then AOL may, at its option by prompt notice to the Company, to the extent of such excess, receive, in lieu of shares of Voting Common Stock, shares of a series of the Company's Common Stock that are identical in rights to the Voting Common Stock except that (a) they are without voting rights (other than as required by law), (b) they are convertible into Voting Common Stock as set forth in the Company's certificate of incorporation, and (c) for all purposes other than voting rights (including, without limitation, the declaration of dividends and splits) they are to have PARI PASSU rights with those of the Voting Common Stock ("Non-Voting Common Stock").

                  1.4 AGREEMENT TO BE BOUND. AOL agrees that all of the Subscribed Shares shall be subject to the terms of this Agreement and the certificate of incorporation and by-laws of the Company as they may be amended from time to time.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF AOL

         AOL represents and warrants to the Company that, as of the date hereof and as of the date on which AOL receives any Vesting Increment (it being agreed that the Company may, as a condition to the issuance of any Vesting Increment, require AOL to execute a written affirmation of the following representations as of the date of such issuance):

                  2.1 ORGANIZATION; GOOD STANDING. AOL is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with full corporate power and authority to carry on its business as presently conducted.

                  2.2 AUTHORITY. AOL has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. AOL has taken all necessary corporate or similar action to authorize its execution, delivery and performance of this Agreement.

                  2.3 DUE EXECUTION AND ENFORCEABILITY. This Agreement constitutes a valid and binding obligation of AOL, enforceable against AOL in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or

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other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

                  2.4      ACCREDITED INVESTOR.

                  (a) AOL is and will be acquiring the Subscribed Shares for its account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Subscribed Shares.

                  (b) AOL understands that the Subscribed Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depends in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made in this Section 2.4.

                  (c) AOL understands that the Company is relying and will continue to rely at the time of issuance of any Subscribed Shares upon the representations and agreements contained in this Section 2.4 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                  (d) AOL is, and will be at the time of issuance of any Subscribed Shares, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (e) AOL has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Subscribed Shares. AOL recognizes that an investment in the Subscribed Shares is a speculative investment involving a high degree of risk. AOL is and will be able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, AOL is and will be able to hold the Subscribed Shares for an extended period of time and will have a sufficient net worth to sustain a loss of its entire investment in the Subscribed Shares in the event such loss should occur.

                  (f) AOL understands that the Subscribed Shares will be "restricted securities" under applicable federal securities laws and that the Securities Act and the Securities and Exchange Commission provide in substance that it may dispose of the Subscribed Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that the Company will have no obligation to register any of the Subscribed Shares except as contemplated by Section 5.9.

                  (g) AOL has been furnished by the Company with information (or provided access to information) regarding the business and financial condition of the Company, its expected

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plans for future business activities, the attributes of the Subscribed Shares and the merits and risks of an investment in the Subscribed Shares that it has requested or otherwise needs to evaluate the investment in the Subscribed Shares.

                  2.5 NO CONFLICT. Assuming that all consents, approvals, authorizations and other actions described in Section 2.6 have been obtained, the execution, delivery and performance of this Agreement by AOL does not and will not (i) violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of AOL's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which AOL is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (ii) or (iii) above would not have a material adverse effect on the financial condition, business or operations (a "Material Adverse Effect") of AOL and its subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  2.6 GOVERNMENT CONSENTS. The execution, delivery and performance of this Agreement by AOL does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as are required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") in connection with the acquisition of the Subscribed Shares and for approvals, if any, that may be required under the Federal Power Act, as amended (the "FPA").

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF THE COMPANY AND EES

                  3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to AOL that, as of the date hereof and as of the date on which AOL receives any Vesting Increment:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company

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and its subsidiaries taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. At the time of issuance of any of the Subscribed Shares, the Company will have the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

                  (c) This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by AOL hereto) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

                  (d) The Company is not subject to, or is exempt from, regulation as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), except as to the requirements of Section 9(a)(2) of PUHCA in accordance with Rule 2 promulgated thereunder.

                  (e) Prior to an Initial Public Offering, the Company shall not take any action, such as a repurchase or redemption of outstanding Common Stock of the Company, that would cause AOL to hold an aggregate number of shares of Voting Common Stock equaling or exceeding 10% of the then-issued and outstanding shares of Voting Common Stock of the Company (unless (i) the Company offers AOL the opportunity to exchange shares of Voting Common Stock for shares of Non-Voting Common Stock to the extent of such excess, (ii) such offer remains open for at least 15 days from the date AOL receives written notice thereof, and
(iii) if AOL accepts such offer, the Company shall have promptly exchanged shares of Voting Common Stock for shares of Non-Voting Common Stock as shall have been requested by AOL in accordance with such offer).

                  (f) The capital stock to be issued by the Company pursuant to this Agreement has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully-paid and non-assessable. No Person will have any preemptive or similar rights with respect to the Subscribed Shares. As used herein, a "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

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                  (g)      Assuming that all consents, approvals, authorizations
and other actions described in Section 3.1(h) have been obtained, the execution, delivery and performance of this Agreement by the Company does not and will not
(i) violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Company's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (ii) or (iii) above would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (h) The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as are required by the HSR Act in connection with the acquisition of the Subscribed Shares and for approvals, if any, that may be required under the FPA. The Company agrees that it will, in conjunction with any application under the FPA for a power marketing certificate that would make the Company a "public utility" for purposes of the FPA, use commercially reasonable efforts to obtain from the Federal Energy Regulatory Commission all blanket approvals necessary to permit the issuance and delivery of the Subscribed Shares by the Company to AOL pursuant to this Agreement without further approval under the FPA.

                  3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF EES. EES represents, warrants and covenants to AOL that, as of the date hereof:

                  (a) EES is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to carry on its business as presently conducted.

                  (b) The execution and delivery of this Agreement by EES, the performance by EES of its obligations hereunder, and the consummation by EES of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of EES.

                  (c) This Agreement has been duly executed and delivered by EES, and (assuming due authorization, execution and delivery by AOL hereto) this Agreement constitutes a legal, valid

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and binding obligation of EES, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

                  (d) Assuming that all consents, approvals, authorizations and other actions described in Section 3.2(e) have been obtained, the execution, delivery and performance of this Agreement by EES does not and will not (i) violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of EES's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which EES is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (ii) or (iii) above would not have a Material Adverse Effect on EES and its subsidiaries taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (e) The execution, delivery and performance of this Agreement by EES does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as are required by AOL and the Company under the HSR Act in connection with the acquisition of the Subscribed Shares and for approvals, if any, that may be required under the FPA.

                                   ARTICLE IV
                               CERTAIN ADJUSTMENTS

                  4.1 STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS, CONVERSIONS OR COMBINATIONS. If, after the closing of the Private Placement, the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, then the number of then unissued Subscribed Shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, conversion, combination or reclassification shall be adjusted so that AOL would receive, upon issuance of Subscribed Shares after such date, the number of shares of Common Stock to which it would have been entitled had then unissued Subscribed Shares been issued immediately prior to such date. Successive adjustments in the Subscribed Shares shall be made whenever any event specified above shall occur.

                  4.2 MERGERS, ETC. If, after the date hereof, the Company is party to any consolidation with or merger with or into another corporation or other entity, then from and after consummation of such transaction, with respect to the then unissued Subscribed Shares, AOL shall only have the right thereafter to receive, in lieu of the issuance of any Vesting Increment to which it would otherwise be entitled under this Agreement or the IMA, the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of Common Stock represented by such Vesting Increment immediately prior to such consolidation or merger, and AOL will execute a written agreement (in a form reasonably acceptable to AOL) to the foregoing effect upon the request of the successor.

                  4.3 ADJUSTMENTS IN THE EVENT OF DRAG-ALONG. In the event of consummation of any transaction in connection with which EES or any of its affiliates (as defined for purposes of Rule 405 under the Securities Act, an "Affiliate") would have the right to require AOL to sell its Subscribed Shares pursuant to Section 5.4 hereof (whether or not AOL then holds any Subscribed Shares), then, if notice to the following effect is given to AOL by the Company and EES, from and after consummation of such transaction, AOL shall only have the right thereafter to receive, in lieu of any then unissued Subscribed Shares to which it would otherwise be entitled under this Agreement or the IMA, the kind and amount of securities, property, cash or any combination thereof to which it would have been entitled if it had held the Subscribed Shares represented by such then unissued Subscribed Shares at the time of such transaction and been required to sell them pursuant to
Section 5.4, and AOL will execute a written agreement (in a form reasonably acceptable to AOL) to the foregoing effect upon the request of the successor.

                                    ARTICLE V
                         TRANSFERS OF SUBSCRIBED SHARES

                  5.1 TRANSFERS BY AOL. Any sale, assignment, exchange or other transfer or disposition, direct or indirect (collectively, a "Transfer"), by AOL of any of its Subscribed Shares shall be governed by this Agreement. Subject to the provisions of Sections 5.3 and 5.4 hereof, AOL may not Transfer any portion of its Subscribed Shares unless otherwise permitted by this Article V.

                  5.2 TERMINATION OF CERTAIN TRANSFER PROVISIONS. Upon the consummation of the initial firm commitment underwritten public offering of shares of common stock of the Company registered under the Securities Act (the "Initial Public Offering"), Sections 5.1, 5.3, 5.4, 5.8 and 5.10 hereof shall terminate.

                  5.3      RIGHT OF FIRST OFFER.

                  (a) If AOL proposes to Transfer all or any portion of its then-issued Subscribed Shares ("Offered Securities"), AOL shall (i) give prior written notice (a "Transfer Notice") to EES and the Company of AOL's desire to effect such Transfer, describing the number of Offered Securities AOL desires to sell and requesting that EES make an offer to purchase such Offered Securities. After receipt of the Transfer Notice, EES shall be entitled, but not obligated, for 30 days from the date of receipt of the Transfer Notice, to offer to purchase all, but not less than all, of the Offered Securities for cash by delivering a written notice specifying the terms of such offer (the "Offer") to AOL within such 30-day period. If EES fails to make an Offer within such 30-day period, then AOL may for a period of 90 days following the end of such 30-day period, Transfer such Offered Securities to any Person; PROVIDED THAT the prospective transferee delivers to the Company a document (in form reasonably satisfactory to the Company) stating that the prospective transferee agrees to be bound by the terms of this Agreement as if it were AOL. If EES makes an Offer, then AOL shall be entitled, but not obligated, to accept the Offer within 10 days after its receipt thereof (the "Acceptance Deadline") by sending a written acceptance of such Offer in whole (and not in part) to EES. If such Offer is not accepted, then AOL may for a period of 90 days following the Acceptance Deadline, Transfer all (but not less than all) of such Offered Securities to any Person but only for a per share cash consideration exceeding the consideration per share offered in such Offer; PROVIDED that the prospective transferee delivers to the Company a document (in form reasonably satisfactory to the Company) stating that the prospective transferee agrees to be bound by the terms of this Agreement as if it were AOL. Each of the securities issued upon a Transfer pursuant to this Section 5.3 shall bear the restrictive legends set forth in Section 5.7, unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. If the Offered Securities are not Transferred within the applicable 90-day period during which AOL may Transfer the Offered Securities as provided above, such Offered Securities must be re-offered to EES in accordance with the provisions of this Section 5.3 if AOL still desires to Transfer the Offered Securities.

                  (b) The closing of the purchase of any shares to be purchased by EES pursuant to an accepted Offer pursuant to Section 5.3(a), unless otherwise agreed by AOL and EES, will take place at the offices of the Company in Houston, Texas on the fifth business day after the Acceptance Deadline; PROVIDED, HOWEVER that any such closing shall be delayed, to the extent required, until the next succeeding business day following the expiration of any required waiting periods under the HSR Act, and the obtaining of all other necessary governmental approvals. At the closing, EES will pay the purchase price set forth in the Offer in cash (by wire transfer or company check) solely upon AOL's delivery to EES of valid certificates or agreements evidencing all of the Offered Securities then being purchased pursuant to the Offer. Certificates or agreements representing such Offered Securities will be duly endorsed (with signature guaranteed) for delivery to EES. By delivery of such certificates or agreements to EES, AOL will execute such written evidence as EES may reasonably request to represent and warrant to EES that the Transferred Offered Securities are owned by AOL free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Agreement. AOL will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by EES or the Company to effect more fully the transactions contemplated by this Section 5.3.

                  (c)      EES may Transfer its rights in whole under this
Section 5.3 to one, but not more than one, transferee with respect to each Transfer Notice EES receives from AOL, without any consent or other action on the part of any other party hereto, to the Company or to an Affiliate of EES or the Company if, but only if, (i) such transferee is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act, (ii) EES agrees to guarantee the performance of such transferee to purchase shares to the extent such transferee makes an offer, and AOL accepts such offer, in accordance with the provisions of this Section
5.3 and (iii) EES provides AOL with the name, address, phone and facsimile numbers and email address of the relevant contact person for such transferee.

                  5.4 DRAG ALONG RIGHTS. In connection with any Transfer by EES and its Affiliates of all of their shares of Common Stock or securities convertible into or exercisable for Common Stock of the Company to any transferee or group of related transferees (other than an Affiliate of EES), EES or its Affiliate shall have the right to require AOL to sell all, but not less than all, of its Subscribed Shares to such transferee or transferees on the same terms and for the exact same consideration on a per share basis as received by EES or its Affiliate in such sale. The terms of such sale shall be no less favorable than the terms of the sale of stock by EES that triggered its rights under this Section 5.4 and the terms of the sales by any other Investors (as defined in Section 5.8 hereof) pursuant to any equivalent drag along rights held by EES with respect to such other Investors. AOL shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) AOL's ownership of the Subscribed Shares to be Transferred free and clear of all liens, claims and encumbrances, (ii) AOL's power and authority to effect such Transfer and
(iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require. The closing of such purchase by the transferee shall be on the same date that the transferee acquires shares from EES or its Affiliate PROVIDED that AOL is given 10 days advance notice of such closing.

                  5.5 TRANSFERS SUBJECT TO COMPLIANCE WITH SECURITIES ACT. AOL acknowledges that the Subscribed Shares have not been registered under the Securities Act and agrees that no sale, transfer, assignment, hypothecation or other disposition of the Subscribed Shares shall be made in the absence of (a) current registration statement under the Securities Act as to the Subscribed Shares and the registration or qualification of the Subscribed Shares under any applicable state securities laws that is then in effect or (b) an opinion of counsel reasonably satisfactory to the Company to the effect that such registration or qualification is not required.

                  5.6 LOCK-UP AGREEMENT. In connection with the Initial Public Offering of Common Stock, AOL agrees to enter into an agreement on such terms as may be reasonably requested by the underwriters for the public offering not to directly or indirectly, sell, transfer or otherwise dispose of or transfer the economic benefits and burdens of, any of the Subscribed Shares for a period of time following such Initial Public Offering as such underwriter may reasonably request but not to exceed 180 days, provided, however, that the terms of such agreement are no more onerous or restrictive than the least restrictive restrictions imposed on holders of at least one percent (1%) of the Fully Diluted Shares at the time of the Initial Public Offering and any officers or directors of the Company holding Common Stock.

                  5.7 RESTRICTIVE LEGENDS. Each certificate representing Subscribed Shares held by AOL, and each certificate representing Subscribed Shares issued to any subsequent transferee, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT DATED AS OF JANUARY 6, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) A CURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT AS TO THE SECURITIES UNDER ANY APPLICABLE STATE SECURITIES LAWS THAT IS THEN IN EFFECT OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                  5.8 CO-SALE PROVISIONS. EES agrees that until an Initial Public Offering, AOL will be entitled to such rights as may be afforded by EES or an Affiliate of EES to the Investors, to include any Subscribed Shares issued hereunder in any sales of Common Stock by EES or its Affiliates to other parties. If the Investors are permitted to include shares of Common Stock in connection with such a sale, then AOL shall be entitled to include up to that number of shares of Common Stock equal to (i) the then-issued Subscribed Shares held by AOL multiplied by (ii) a fraction the numerator of which is the number of shares of Common Stock the Investors are entitled to sell in connection with such sale and the denominator of which is the number of Fully Diluted Shares then held by the Investors. The terms of such sale shall be no less favorable than the terms of the sale of stock by EES, any Affiliate of EES or the Investors. AOL shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) AOL's ownership of the Subscribed Shares to be Transferred free and clear of all liens, claims and encumbrances,
(ii) AOL's power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require. The closing of such purchase by the transferee shall be on the same date that the transferee acquires shares from EES, or its Affiliate, or the Investors that are selling; PROVIDED that AOL is given 10 days advance notice of such closing.

                  5.9 REGISTRATION RIGHTS. The Company agrees that after the effectiveness of an Initial Public Offering (or such later date as applicable in accordance with Section 5.6 hereof), AOL will be entitled to such piggyback registration rights as may be afforded by the Company to the Investors (as set forth in EXHIBIT A of EXHIBIT A) to include any Subscribed Shares issued hereunder in any registration statement filed by the Company with the Securities and Exchange Commission to register for sale shares of Common Stock under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's existing security holders); PROVIDED, HOWEVER, that after the Initial Public Offering, AOL will be entitled to piggyback registration rights with respect to any registration statement filed by the Company for the sale of shares of Common Stock by the Company for cash in an underwritten offering and any registration statement filed by the Company for the sale of shares of Common Stock by the Investors for cash. Each time the Company proposes to so file a registration statement with respect to which AOL has the right to request inclusion of Common Stock, the Company shall promptly give written notice of such proposed filing to AOL and, upon the written request by AOL which shall be given to the Company within 10 days after delivery by the Company of the notice of intent to file a registration statement (or such longer period of time as the Investors are given to respond in EXHIBIT A of EXHIBIT A), AOL may include in such registration then-issued Subscribed Shares (which request by AOL shall specify the number of then-issued Subscribed Shares proposed to be included in such registration). The Company shall use commercially reasonable efforts to cause all such then-issued Subscribed Shares that AOL has requested to be included in such registration on the same terms and conditions as the Common Stock otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter or underwriter advises the Company to reduce the number of shares of Common Stock to be sold and the Company has the right to so reduce the number of shares included therein by the Investors, then the number of shares included by AOL shall be reduced at the same time the number of shares included by the Investors are reduced on a pro rata basis based on the number of then-issued Subscribed Shares held by AOL and the number of Fully Diluted Shares then held by the Investors that requested the inclusion of shares in such registration. Notwithstanding the foregoing, AOL shall not have any piggyback registration rights with respect to shares of Common Stock that it may sell pursuant to Rule 144(k) (or any successor provision) promulgated under the Securities Act or (if the provisions would not result in any material limitation on AOL's ability to sell) otherwise pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act.

                  5.10 INFORMATION RIGHTS. The Company agrees that until an Initial Public Offering, AOL will be entitled to receive audited financial statements, unaudited quarterly financial statements and monthly reports on operations, and prompt notice of any event that would require filing of a Current Report on Form 8-K under the Securities Exchange Act of 1934 if the Company were then required to file such report, in each case at the same time and on the same basis that the Investors are entitled to receive such information.

                  5.11 HSR ACT. The Company and AOL hereto shall use reasonable efforts to cause any waiting period (and any extension thereof) under the HSR Act applicable to the Subscribed Stock to expire or be terminated prior to the time of the issuance thereof and shall cooperate in making any filings with the appropriate governmental entities in connection therewith.

                  5.12 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issue upon the issuance of Subscribed Shares such number of its authorized and unissued shares of Common Stock as will be sufficient to permit issuance thereof in full. All shares of Common Stock which shall be so issuable, when issued in accordance with the terms hereof, shall be duly and validly issued and fully-paid and non-assessable, and not subject to preemptive rights.

                  5.13 OTHER ACTION. The Company and AOL shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities.

                                   ARTICLE VI
                               GENERAL PROVISIONS

                  6.1 ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENT. Other than the provisions in the IMA relating to the acquisition of the Subscribed Shares, this Agreement contains the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

                  6.2 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  6.3 REGISTRATION OF TRANSFERS. If, in the reasonable judgment of counsel to the Company, a proposed Transfer by AOL would constitute a violation of this Agreement, then the Company may refuse to register such proposed Transfer of Subscribed Shares on the stock transfer records of the Company and give related instructions to its stock transfer agent, if any, to stop the registration of such proposed Transfer of Subscribed Shares to the extent reasonably necessary to avoid such violation.

                  6.4      NOTICES.

                  (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                           (i)      If to AOL, then to:

                                    America Online, Inc.
                                    22000 AOL Way
                                    Dulles, Virginia 20166
                                    Attention: Senior Vice President for
                                               Business Affairs
                                    Facsimile: (703) 265-1206
                                    Attention: General Counsel
                                    Facsimile: (703) 265-1105

                           (ii)     If to EES or the Company, then to:

                                    Enron Energy Services, LLC
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention: General Counsel
                                    Facsimile: (713) 646-2379

                  (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 6.4(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 6.4(a). Any party by notice given in accordance with this Section 6.4 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  6.5 GOVERNING LAW. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

                  6.6 ARBITRATION. Any and all claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising under this Agreement, the IMA or the alleged breach of any provision hereof or thereof (all of which are referred to herein as "Disputed Claims"), whether such Disputed Claims arise at law or in equity, under State or federal law, for damages or any other relief, shall be resolved under the terms set forth in Section 6 of the IMA.

                  6.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  6.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  6.9 ASSIGNMENT. This Agreement shall not be assigned by any party without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of any party); PROVIDED, HOWEVER, that AOL may, without the consent of the Company or EES, assign all or a portion of its rights hereunder to any entity with respect to which AOL directly or indirectly owns securities representing the right to a majority of the economic interests in such entity so long as that entity executes a written agreement to be bound by the terms of this Agreement and makes the representations made by AOL in this Agreement (as of the date of such Transfer), in form reasonably satisfactory to the Company.



                            (SIGNATURE PAGE FOLLOWS)

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                       EMW ENERGY SERVICES CORP.

                                       By:    /s/ Jimmie L. Williams
                                              ---------------------------
                                       Name:  Jimmie L. Williams
                                              ---------------------------
                                       Title: Vice President
                                              ---------------------------

                                       AMERICA ONLINE, INC.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       ENRON ENERGY SERVICES, LLC (solely for
                                       purposes of the representations in
                                       Section 3.2 and the agreements set forth in Sections 5.3, 5.4 and 5.8)

                                       By:    /s/ Mark S. Muller
                                              ---------------------------
                                       Name:  Mark S. Muller
                                              ---------------------------
                                       Title: Senior Vice President
                                              ---------------------------